Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2005

UNAUDITED

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

THIRD QUARTER 2005

UNAUDITED

Page
Consolidated Income Statement	1
Consolidated Balance Sheet	2
Capital Ratios and Asset Quality Ratios	2
Results of Businesses
Summary of Business Results, Headcount and Effective Tax Rate	3
Consumer Banking	4-5
Institutional Banking	6
BlackRock	7
PFPC	8
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	9
Efficiency Ratios	10
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	11-12
Details of Loans and Lending Statistics	13
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments	14
Details of Nonperforming Assets	15-16
Glossary of Terms	17-19
Business Segment Products and Services	20

The information contained in this Financial Supplement is preliminary, unaudited and based on data available at October 20, 2005. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

The period-end headcount statistics disclosed in this Financial Supplement for each business segment reflect full-time staff directly employed by the respective business segment and exclude corporate and shared services employees.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

For the three months ended - dollars in millions, except per share data	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Interest Income
Loans and fees on loans	$718	$646	$578	$547	$516
Securities available for sale and held to maturity	219	198	172	154	139
Other	58	57	54	42	30

Total interest income	995	901	804	743	685

Interest Expense
Deposits	270	224	182	152	121
Borrowed funds	166	143	116	88	73

Total interest expense	436	367	298	240	194

Net interest income	559	534	506	503	491
Provision for (recoveries of) credit losses	16	(27)	8	19	13

Net interest income less provision for credit losses	543	561	498	484	478

Noninterest Income
Asset management	364	334	314	256	239
Fund servicing	218	219	220	209	204
Service charges on deposits	73	67	59	65	65
Brokerage	56	57	55	53	52
Consumer services	75	74	66	68	66
Corporate services	127	117	107	120	100
Equity management gains	36	12	32	9	16
Net securities gains (losses)	(2)	(26)	(9)	10	16
Trading	47	11	50	44	16
Other	119	60	79	70	64

Total noninterest income (a)	1,113	925	973	904	838

Noninterest Expense
Compensation	545	481	479	452	500
Employee benefits	86	86	83	82	76
Net occupancy	86	72	73	64	68
Equipment	73	74	74	74	72
Marketing	30	25	20	24	19
Other	336	298	270	253	246

Total noninterest expense	1,156	1,036	999	949	981

Income before minority and noncontrolling interests and income taxes	500	450	472	439	335
Minority and noncontrolling interests in income (loss) of consolidated entities	14	9	6	5	(13)
Income taxes	152	159	112	127	90

Net income	$334	$282	$354	$307	$258

Earnings Per Common Share
Basic	$1.16	$.99	$1.26	$1.09	$.92
Diluted	$1.14	$.98	$1.24	$1.08	$.91

Average Common Shares Outstanding
Basic	289	285	281	281	281
Diluted	292	288	284	283	283

Noninterest income to total revenue	67%	63%	66%	64%	63%

(a)    The following is a reconciliation of total noninterest income (GAAP basis) to noninterest income less equity management gains, net securities gains and losses, and trading income. We believe that noninterest income as adjusted for these three market sensitive components, when viewed together with the GAAP basis total noninterest income, is helpful in understanding the trends in our fee-based noninterest income over the periods presented and, as such, is useful information to both management and investors.

Total noninterest income, GAAP basis	$1,113	$925	$973	$904	$838
Less: Equity management gains	36	12	32	9	16
Net securities gains (losses)	(2)	(26)	(9)	10	16
Trading	47	11	50	44	16

Noninterest income, as adjusted	$1,032	$928	$900	$841	$790

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated	Balance Sheet (Unaudited)

In millions, except par value	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Assets
Cash and due from banks	$3,474	$3,442	$2,908	$3,230	$3,005
Federal funds sold and resale agreements	907	89	1,252	1,635	1,154
Other short-term investments, including trading securities	2,553	2,203	2,354	1,848	1,801
Loans held for sale	2,377	2,275	2,067	1,670	1,582
Securities available for sale and held to maturity	20,658	20,437	18,449	16,761	16,824
Loans, net of unearned income of $856, $847, $872, $902 and $931	50,510	49,317	44,674	43,495	42,480
Allowance for loan and lease losses	(634)	(628)	(600)	(607)	(581)

Net loans	49,876	48,689	44,074	42,888	41,899
Goodwill	3,470	3,418	2,976	3,001	3,007
Other intangible assets	755	752	613	354	348
Other	9,171	9,489	8,666	8,336	7,678

Total assets	$93,241	$90,794	$83,359	$79,723	$77,298

Liabilities
Deposits
Noninterest-bearing	$14,099	$13,751	$12,808	$12,915	$12,461
Interest-bearing	46,115	44,922	42,361	40,354	38,701

Total deposits	60,214	58,673	55,169	53,269	51,162
Borrowed funds
Federal funds purchased	1,477	2,701	995	219	2,008
Repurchase agreements	2,054	2,042	2,077	1,376	1,595
Bank notes and senior debt	3,475	2,920	3,662	2,383	2,997
Subordinated debt	4,506	4,105	3,988	4,050	3,569
Commercial paper	3,447	3,998	2,381	2,251	1,805
Other borrowed funds	3,415	2,440	1,411	1,685	945

Total borrowed funds	18,374	18,206	14,514	11,964	12,919

Allowance for unfunded loan commitments and letters of credit	79	84	78	75	96
Accrued expenses	2,637	2,358	2,288	2,406	2,402
Other	3,025	2,723	3,199	4,032	2,908

Total liabilities	84,329	82,044	75,248	71,746	69,487

Minority and noncontrolling interests in consolidated entities	595	507	532	504	499

Shareholders’ Equity
Preferred stock (a)
Common stock - $5 par value Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	1,358	1,353	1,275	1,265	1,246
Retained earnings	8,814	8,626	8,485	8,273	8,107
Deferred compensation expense	(64)	(70)	(42)	(51)	(52)
Accumulated other comprehensive loss	(200)	(41)	(175)	(54)	(25)
Common stock held in treasury at cost: 62, 62, 70, 70 and 70 shares	(3,355)	(3,389)	(3,728)	(3,724)	(3,728)

Total shareholders’ equity	8,317	8,243	7,579	7,473	7,312

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$93,241	$90,794	$83,359	$79,723	$77,298

CAPITAL RATIOS
Tier 1 Risk-based (b)	8.3%	8.3%	8.7%	9.0%	9.0%
Total Risk-based (b)	12.4	11.9	12.6	13.0	12.5
Leverage (b)	7.1	7.2	7.3	7.6	7.7
Tangible common	4.9	5.0	5.3	5.7	5.6
Common shareholders’ equity to assets	8.91	9.07	9.08	9.36	9.45

ASSET QUALITY RATIOS
Nonperforming assets to loans, loans held for sale and foreclosed assets	.29%	.32%	.35%	.39%	.42%
Nonperforming loans to loans	.25	.27	.29	.33	.35
Net charge-offs to average loans (For the three months ended) (c)	.12	(.32)	.11	.13	.12
Allowance for loan and lease losses to loans	1.26	1.27	1.34	1.40	1.37
Allowance for loan and lease losses to nonperforming loans	499	476	458	424	393

(a)	Less than $.5 million at each date.
(b)	Estimated for September 30, 2005.
(c)	This ratio for the three months ended June 30, 2005 reflects the impact of a $53 million loan recovery during that quarter. Excluding the impact of this recovery, the ratio of net charge-offs to average loans for the second quarter of 2005 would have been .13%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary	of Business Results, Headcount and Effective Tax Rate (Unaudited)

Three months ended – dollars in millions (a)	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Earnings
Consumer Banking	$176	$162	$149	$167	$158
Institutional Banking	118	144	110	108	100
BlackRock (b)	61	53	47	50	(10)
PFPC	28	24	23	20	17

Total business segment earnings	383	383	329	345	265
Minority interest in (income) loss of BlackRock	(19)	(16)	(14)	(15)	3
Other	(30)	(85)	39	(23)	(10)

Total consolidated net income	$334	$282	$354	$307	$258

Revenue (c)
Consumer Banking	$737	$708	$660	$688	$674
Institutional Banking	347	323	312	333	299
BlackRock	301	271	250	188	171
PFPC	221	221	230	209	203

Total business segment revenue	1,606	1,523	1,452	1,418	1,347
Other	73	(57)	33	(5)	(11)

Total consolidated revenue	$1,679	$1,466	$1,485	$1,413	$1,336

(a)	This summary also serves as a reconciliation of business segment earnings and revenue to total consolidated earnings and revenue. See our Current Report on Form 8-K dated September 30, 2005 regarding changes to the presentation of results for our business segments. Our business segment information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	BlackRock results for the third quarter of 2004 reflect a $57 million after-tax impact associated with commencing expense recognition for BlackRock’s 2002 Long-Term Retention and Incentive Plan (LTIP), of which approximately $8 million related to that quarter. Our 2004 Form 10-K has additional information on the LTIP and related charges under Note 22 Stock-Based Compensation Plans in the Notes To Consolidated Financial Statements. After-tax LTIP charges for the quarters ended September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004 were $9 million, $10 million, $9 million and $8 million, respectively.
(c)	Business segment revenue is presented on a taxable-equivalent basis except for PFPC, which is presented on a book (GAAP) basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we have increased the interest income earned on tax-exempt assets to make them fully equivalent to other taxable interest income investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Total consolidated revenue, book (GAAP) basis	$1,672	$1,459	$1,479	$1,407	$1,329
Taxable-equivalent adjustment	7	7	6	6	7

Total consolidated revenue, taxable-equivalent basis	$1,679	$1,466	$1,485	$1,413	$1,336

Period-end Full-time Headcount	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Consumer Banking	11,963	12,241	11,779	11,800	11,863
Institutional Banking	2,913	2,995	2,961	2,974	2,940
BlackRock	2,145	2,141	1,999	1,142	1,113
PFPC	4,457	4,599	4,549	4,460	4,442
Other	2,333	2,421	2,352	2,366	2,333

Total	23,811	24,397	23,640	22,742	22,691

Effective tax rate (d)	30.4%	35.3%	23.7%	28.9%	26.9%

(d)	The decrease in the third quarter 2005 effective tax rate was principally caused by a decrease in the tax rate at PFPC resulting from changes in the way income is apportioned for state tax purposes; the effect of contributing BlackRock stock to the PNC Foundation; and adjustments related to the completion of PNC’s 2004 federal income tax return.

The second quarter 2005 effective tax rate reflects a $6 million increase in deferred taxes related to the Riggs acquisition.

The first quarter 2005 effective tax rate reflects the $45 million impact of the reversal of certain deferred tax liabilities in connection with the transfer of our ownership interest in BlackRock from PNC Bank, National Association to our intermediate bank holding company, PNC Bancorp, Inc. See our first quarter 2005 Quarterly Report on Form 10-Q for additional information.

The fourth quarter 2004 effective tax rate reflects a $10 million income tax benefit resulting from the release of reserves allocated to BlackRock’s New York City tax liability due to the receipt of a favorable preliminary audit finding for the tax years 1998 through 2000.

The third quarter 2004 effective tax rate reflects a $14 million reduction in income tax expense following our determination that we no longer require an income tax reserve related to bank-owned life insurance. See our third quarter 2004 Quarterly Report on Form 10-Q for additional information.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consumer Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
INCOME STATEMENT
Net interest income	$404	$395	$369	$373	$371
Noninterest income
Asset management	87	83	81	79	77
Service charges on deposits	71	65	57	62	63
Brokerage	54	56	53	52	51
Consumer services	66	64	59	61	60
Other	55	45	41	61	52

Total noninterest income	333	313	291	315	303

Total revenue	737	708	660	688	674
Provision for credit losses	14	15	14	13	14
Noninterest expense
Compensation and employee benefits	212	211	201	209	200
Net occupancy and equipment	81	79	76	74	75
Other	148	144	132	129	135

Total noninterest expense	441	434	409	412	410

Pretax earnings	282	259	237	263	250
Income taxes	106	97	88	96	92

Earnings	$176	$162	$149	$167	$158

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,570	$13,267	$12,803	$12,562	$12,163
Indirect	952	917	892	881	879
Other	1,205	1,171	1,141	1,194	1,202

Total consumer	15,727	15,355	14,836	14,637	14,244
Commercial	5,235	5,033	4,821	4,631	4,552
Floor plan	903	1,050	1,013	961	929
Residential mortgage	1,789	1,326	776	817	856
Other	247	269	280	284	289

Total loans	23,901	23,033	21,726	21,330	20,870
Goodwill	1,458	1,248	1,144	1,153	1,158
Loans held for sale	1,602	1,455	1,345	1,221	1,238
Other assets	1,827	1,710	1,634	1,710	1,688

Total assets	$28,788	$27,446	$25,849	$25,414	$24,954

Deposits
Noninterest-bearing demand	$7,891	$7,529	$7,200	$7,373	$7,161
Interest-bearing demand	8,044	7,929	7,710	7,758	7,599
Money market	14,042	13,175	12,902	12,795	13,010

Total transaction deposits	29,977	28,633	27,812	27,926	27,770
Savings	2,516	2,712	2,766	2,762	2,686
Certificates of deposit	11,996	11,107	10,171	9,634	8,991

Total deposits	44,489	42,452	40,749	40,322	39,447
Other liabilities	370	396	408	463	461
Capital	2,919	2,774	2,748	2,717	2,680

Total funds	$47,778	$45,622	$43,905	$43,502	$42,588

PERFORMANCE RATIOS (b)
Return on average capital	24%	23%	22%	24%	23%
Noninterest income to total revenue	45	44	44	46	45

(a)	See notes (a) and (c) on Page 3.
(b)	See page 10 for information regarding efficiency ratios.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consumer Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
OTHER INFORMATION (a)
Credit-related statistics:
Nonperforming assets	$87	$84	$93	$100	$95
Net charge-offs	11	16	14	11	10
Loans	23,901	23,033	21,726	21,330	20,870
Annualized net charge-off ratio	.18%	.28%	.26%	.21%	.19%

Home equity portfolio credit statistics:
% of first lien positions	47%	48%	50%	50%	51%
Weighted average loan-to-value ratios	70%	70%	69%	69%	69%
Weighted average FICO scores	721	720	717	717	717
Loans 90 days past due	.18%	.18%	.19%	.21%	.21%

Checking-related statistics:
Consumer Bank checking relationships	1,921,000	1,882,000	1,782,000	1,762,000	1,753,000
Consumer DDA households using online banking	830,000	793,000	748,000	717,000	695,000
% of consumer DDA households using online banking	48%	47%	47%	45%	44%
Consumer DDA households using online bill payment	188,000	167,000	132,000	113,000	109,000
% of consumer DDA households using online bill payment	11%	10%	8%	7%	7%

Small business deposits:
Noninterest-bearing	$4,499	$4,267	$4,086	$4,203	$4,067
Interest-bearing	1,547	1,478	1,556	1,764	1,574
Money market	3,045	2,774	2,630	2,836	2,788
Certificates of deposit	410	353	352	318	304

Brokerage statistics:
Margin loans	$223	$218	$249	$254	$267
Financial consultants (b)	784	789	783	814	778
Full service brokerage offices (b)	99	98	96	98	98
Brokerage account assets (in billions)	$42	$41	$39	$40	$38

Other statistics:
Gains on sales of education loans (c)	$11	$3	$1	$13	$15
Period-end full-time headcount	11,963	12,241	11,779	11,800	11,863
ATMs	3,770	3,788	3,610	3,581	3,555
Branches (d)	830	827	772	776	776

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal	$41	$41	$40	$41	$39
Institutional	9	9	9	9	9

Total	$50	$50	$49	$50	$48

Asset Type
Equity	$31	$31	$30	$30	$28
Fixed income	13	13	13	14	14
Liquidity/Other	6	6	6	6	6

Total	$50	$50	$49	$50	$48

Nondiscretionary assets under administration
Personal	$27	$26	$29	$29	$27
Institutional	58	59	63	64	64

Total	$85	$85	$92	$93	$91

Asset Type
Equity	$32	$31	$32	$32	$31
Fixed income	25	26	32	33	32
Liquidity/Other	28	28	28	28	28

Total	$85	$85	$92	$93	$91

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio, home equity portfolio weighted average statistics, gains on sales of education loans, and small business deposits.
(b)	In addition to full service brokerage offices, PNC Investments, LLC provides investment, brokerage and insurance products in PNC traditional branches.
(c)	Included in “Noninterest income-Other” on page 4.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
INCOME STATEMENT
Net interest income	$192	$182	$176	$183	$180
Noninterest income
Net commercial mortgage banking
Net gains on loan sales	21	18	9	20	6
Servicing and other fees, net of amortization	16	15	14	12	12
Other	118	108	113	118	101

Noninterest income	155	141	136	150	119

Total revenue	347	323	312	333	299
Provision for (recoveries of) credit losses	(1)	(48)	(4)	9	1
Noninterest expense	187	168	167	181	166

Pretax earnings	161	203	149	143	132
Noncontrolling interests in income of consolidated entities	(14)	(11)	(11)	(11)	(12)
Income taxes	57	70	50	46	44

Earnings	$118	$144	$110	$108	$100

AVERAGE BALANCE SHEET
Loans
Corporate banking (b)	$11,436	$10,940	$10,417	$10,139	$9,776
Commercial real estate	2,580	2,139	1,807	1,824	1,902
Commercial - real estate related	2,139	2,090	1,782	1,743	1,704
Asset-based lending	4,227	4,303	4,050	3,976	3,838

Total loans (b)	20,382	19,472	18,056	17,682	17,220
Loans held for sale	789	694	598	555	349
Other assets	6,073	6,014	5,430	4,514	4,010

Total assets	$27,244	$26,180	$24,084	$22,751	$21,579

Deposits	$9,535	$9,165	$8,683	$8,536	$7,882
Commercial paper (c)	2,553	2,168	2,127	1,954	1,679
Other liabilities	3,840	4,005	3,777	3,395	2,944
Capital	1,743	1,671	1,692	1,590	1,586

Total funds	$17,671	$17,009	$16,279	$15,475	$14,091

PERFORMANCE RATIOS
Return on average capital	27%	35%	26%	27%	25%
Noninterest income to total revenue	45	44	44	45	40
Efficiency	54	52	54	54	56

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$119	$105	$98	$93	$89
Acquisitions/additions	18	21	14	12	11
Repayments/transfers	(11)	(7)	(7)	(7)	(7)

End of period	$126	$119	$105	$98	$93

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$105	$103	$97	$99	$95
Capital Markets	$42	$29	$42	$44	$27
Midland Loan Services	$35	$29	$30	$27	$30
Equipment Leasing	$16	$18	$18	$21	$21
Total loans (e)	$21,084	$20,726	$18,595	$17,959	$17,650
Nonperforming assets (e)	$67	$77	$65	$71	$82
Net charge-offs (recoveries)	$5	$(54)	$(2)	$3
Period-end full-time headcount	2,913	2,995	2,961	2,974	2,940
Net carrying amount of commercial mortgage servicing rights (e)	$297	$276	$258	$242	$229

(a)	See note (a) and (c) on page 3.
(b)	Includes lease financing and Market Street Funding Corporation.
(c)	Includes Market Street Funding Corporation. See Supplemental Average Balance Sheet Information on pages 11 and 12 re: Market Street.
(d)	Represents consolidated PNC amounts.
(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.

BlackRock (Unaudited) (a)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
INCOME STATEMENT
Investment advisory and administrative fees	$255	$231	$212	$163	$148
Other income	46	40	38	25	23

Total revenue	301	271	250	188	171
Operating expense	195	163	161	112	94
Operating expense - LTIP expense	14	16	14	13	91
Fund administration and servicing costs	12	10	9	7	9

Total expense	221	189	184	132	194

Operating income (loss)	80	82	66	56	(23)
Nonoperating income	19	5	8	8	7

Pretax earnings (loss)	99	87	74	64	(16)
Minority interest	1	1		1
Income taxes	37	33	27	13	(6)

Earnings (loss)	$61	$53	$47	$50	$(10)

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$492	$500	$444	$184	$184
Other assets	1,181	1,063	1,050	961	893

Total assets	$1,673	$1,563	$1,494	$1,145	$1,077

Liabilities and minority interest	$806	$709	$648	$377	$342
Stockholders’ equity	867	854	846	768	735

Total liabilities and stockholders’ equity	$1,673	$1,563	$1,494	$1,145	$1,077

PERFORMANCE DATA
Return on average equity	28%	25%	23%	26%	(5)%
Operating margin (b)	35	37	34	38	32
Diluted earnings (loss) per share	$.92	$.80	$.70	$.75	$(.15)

ASSETS UNDER MANAGEMENT (in billions) (period end)

Separate accounts
Fixed income	$265	$258	$240	$216	$211
Cash management	8	8	7	7	8
Cash management - securities lending	6	7	7	7	9
Equity	20	19	19	10	8
Alternative investment products	25	23	19	8	7

Total separate accounts	324	315	292	248	243
Mutual funds (c)
Fixed income	25	26	25	25	24
Cash management	63	60	60	64	51
Equity	16	13	14	5	5

Total mutual funds	104	99	99	94	80

Total assets under management	$428	$414	$391	$342	$323

OTHER INFORMATION

Period-end full-time headcount	2,145	2,141	1,999	1,142	1,113

(a)	See notes (a) and (c) on page 3.
(b)	Calculated as operating income excluding the LTIP expense and appreciation on assets related to BlackRock’s deferred compensation plans divided by total revenue less reimbursable property management compensation and fund administration and servicing costs. The following is a reconciliation of this presentation to operating margin calculated on a GAAP basis (operating income divided by total revenue) in millions:

Operating income (loss), GAAP basis	$80	$82	$66	$56	$(23)
Add back: LTIP expense	14	16	14	13	91
Less: portion of LTIP to be funded by BlackRock	(2)	(4)	(2)	(2)	(17)
Add back: Appreciation on assets related to
deferred compensation plans	8		2	2

Operating income, as adjusted	$100	$94	$80	$69	$51

Total revenue, GAAP basis	$301	$271	$250	$188	$171
Less: reimbursable property management compensation	7	6	4
Less: fund administration and servicing costs	12	10	9	7	9

Revenue used for operating margin calculation, as reported	$282	$255	$237	$181	$162

Operating margin, GAAP basis	27%	30%	26%	30%	(13)%
Operating margin, as adjusted	35%	37%	34%	38%	32%

We believe that operating margin, as adjusted, is an effective indicator of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources and, as such, provides useful disclosure to investors. The portion of the LTIP expense associated with awards to be met by the distribution to the LTIP participants of shares of BlackRock stock currently held by PNC has been excluded from operating income because it will result in no economic cost to BlackRock and, exclusive of the impact related to LTIP participants’ option to put awarded shares to BlackRock, these charges will not impact BlackRock’s book value. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in nonoperating income results in a nominal impact on net income. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from operating margin, as adjusted, because they bear no economic cost to BlackRock. We have excluded fund administration and servicing costs from the operating margin calculation because these costs fluctuate based on the discretion of a third party.

(c)	Includes BlackRock Funds, BlackRock Liquidity Funds, BlackRock Closed End Funds, Short Term Investment Fund and BlackRock Global Series Funds.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
INCOME STATEMENT
Fund servicing revenue	$221	$221	$220	$209	$203
Other revenue			10

Total revenue	221	221	230	209	203
Operating expense	168	169	173	160	158
Amortization of other intangibles, net	3	4	3	4	3

Operating income	50	48	54	45	42
Debt financing	10	10	8	12	14
Other nonoperating income (expense) (b)		1	(8)		1

Pretax earnings	40	39	38	33	29
Income taxes	12	15	15	13	12

Earnings	$28	$24	$23	$20	$17

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,029	$1,009	$1,012	$1,015	$1,019
Other assets	1,053	1,074	896	1,557	1,049

Total assets	$2,082	$2,083	$1,908	$2,572	$2,068

Debt financing	$939	$987	$1,017	$1,050	$1,075
Other liabilities	799	778	598	1,253	747
Capital	344	318	293	269	246

Total funds	$2,082	$2,083	$1,908	$2,572	$2,068

PERFORMANCE RATIOS
Return on average capital	33%	33%	35%	30%	26%
Operating margin (c)	23	22	23	22	21
SERVICING STATISTICS (at period end)

Accounting/administration net fund assets (in billions)(d)
Domestic	$726	$699	$680	$660	$609
Offshore	67	67	65	61	58

Total	$793	$766	$745	$721	$667

Asset type (in billions)
Money market	$333	$333	$340	$341	$322
Equity	284	262	245	230	203
Fixed income	114	111	107	101	97
Other	62	60	53	49	45

Total	$793	$766	$745	$721	$667

Custody fund assets (in billions)	$475	$462	$462	$451	$418

Shareholder accounts (in millions)
Transfer agency	19	20	20	21	21
Subaccounting	40	38	39	36	34

Total	59	58	59	57	55

OTHER INFORMATION
Period-end full-time headcount	4,457	4,599	4,549	4,460	4,442

(a)	See note (a) on page 3.
(b)	Net of nonoperating expense.
(c)	Operating income divided by total revenue.
(d)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-equivalent basis

	For the quarter ended
Net Interest Income In millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Interest income
Loans and fees on loans	$721	$649	$580	$549	$518
Securities available for sale and held to maturity	219	199	173	155	141
Other	62	60	57	45	33

Total interest income	1,002	908	810	749	692

Interest expense
Deposits	270	224	182	152	121
Borrowed funds	166	143	116	88	73

Total interest expense	436	367	298	240	194

Net interest income (a)	$566	$541	$512	$509	$498

	For the quarter ended
Net Interest Margin	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Average yields/rates
Yield on interest-earning assets
Loans and fees on loans	5.75%	5.48%	5.30%	5.04%	4.89%
Securities available for sale and held to maturity	4.29	4.21	4.10	3.85	3.67
Other	4.15	4.11	3.22	3.25	2.89
Total yield on interest-earning assets	5.23	5.03	4.79	4.59	4.44
Rate on interest-bearing liabilities
Deposits	2.33	2.05	1.80	1.52	1.27
Borrowed funds	3.79	3.48	3.09	2.76	2.45
Total rate on interest-bearing liabilities	2.73	2.44	2.15	1.82	1.55

Interest rate spread	2.50	2.59	2.64	2.77	2.89
Impact of noninterest-bearing sources	.46	.41	.38	.35	.30

Net interest margin	2.96%	3.00%	3.02%	3.12%	3.19%

	For the quarter ended
Trading Revenue (b) In millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Net interest income	$1	$4	$2	$4	$3
Noninterest income	47	11	50	44	16

Total trading revenue	$48	$15	$52	$48	$19

Securities underwriting and trading	$2	$5	$5	$23	$11
Foreign exchange	10	9	8	9	8
Financial derivatives	36	1	39	16

Total trading revenue	$48	$15	$52	$48	$19

(a) The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	For the quarter ended
In millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Net interest income, GAAP basis	$559	$534	$506	$503	$491
Taxable-equivalent adjustment	7	7	6	6	7

Net interest income, taxable-equivalent basis	$566	$541	$512	$509	$498

(b) See pages 11 and 12 for disclosure of average trading assets and liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency Ratios (Unaudited)

	For the quarter ended
	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
GAAP and Bank Efficiency Ratios
GAAP basis efficiency ratio (a)	69%	71%	68%	67%	74%
Bank efficiency ratio (b)	67%	69%	63%	64%	65%
(a) Calculated as noninterest expense divided by the sum of net interest income and noninterest income.

(b)    The bank efficiency ratio represents the consolidated (GAAP basis) efficiency ratio excluding the effect of BlackRock and PFPC. We believe the disclosure of this bank efficiency ratio is meaningful for investors because it provides a more relevant basis of comparison with other financial institutions that may not have significant asset management and processing businesses.

Reconciliation of GAAP amounts with amounts used in the calculation of the bank efficiency ratio:
	For the quarter ended
Dollars in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
PNC total revenue, GAAP basis	$1,672	$1,459	$1,479	$1,407	$1,329
Less: BlackRock revenue (c)	320	275	258	195	177
PFPC revenue (c)	211	212	214	197	190

Revenue, as adjusted	$1,141	$972	$1,007	$1,015	$962

PNC noninterest expense, GAAP basis	$1,156	$1,036	$999	$949	$981
Less: BlackRock noninterest expense	221	189	184	132	194
PFPC noninterest expense (c)	171	173	176	164	161

Noninterest expense, as adjusted	$764	$674	$639	$653	$626

(c)    These amounts differ from amounts included on pages 7 and 8 of this financial supplement due to the presentation on pages 7 and 8 of BlackRock revenue on a taxable-equivalent basis and classification differences related to BlackRock and PFPC. Note 14 Business Segments in our second quarter 2005 Quarterly Report on Form 10-Q provides further details on these differences.

	For the quarter ended
Consumer Banking Efficiency Ratios	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Efficiency, GAAP basis (a)	60%	61%	62%	60%	61%
Efficiency, as adjusted (b)	58%	59%	60%	58%	59%

(a) Calculated as noninterest expense divided by the sum of net interest income and noninterest income.

(b)    Calculated by excluding the impact of Hilliard Lyons activities included within the Consumer Banking business segment. Activities excluded are the principal activities of Hilliard Lyons on a management reporting basis, including client-related brokerage and trading, investment banking and investment management. Industry-wide efficiency measures for brokerage firms and asset management firms differ significantly due primarily to the highly variable compensation structure of brokerage firms. We believe the disclosure of an efficiency ratio for Consumer Banking excluding the impact of these Hilliard Lyons activities is meaningful for investors as it provides a more relevant basis of comparison with other retail banking franchises.

Reconciliation of GAAP amounts with amounts used in the calculation of adjusted Consumer Banking efficiency ratio:
	For the quarter ended
Dollars in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004
Revenue, GAAP basis	$737	$708	$660	$688	$674
Less: Hilliard Lyons	50	51	49	51	46

Revenue, as adjusted	$687	$657	$611	$637	$628

Noninterest expense, GAAP basis	$441	$434	$409	$412	$410
Less: Hilliard Lyons	44	46	44	45	42

Noninterest expense, as adjusted	$397	$388	$365	$367	$368

THE PNC FINANCIAL SERVICES GROUP, INC.

Average	Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Assets
Interest-earning assets
Securities available for sale and held to maturity
Securities available for sale
Mortgage-backed, asset-backed, and other debt	$12,154	$11,138	$9,631	$8,846	$8,667
U.S. Treasury and government agencies/corporations	7,960	7,406	6,897	6,895	6,288
State and municipal	167	171	172	175	216
Corporate stocks and other	167	190	172	188	201

Total securities available for sale	20,448	18,905	16,872	16,104	15,372
Securities held to maturity		1		1	2

Total securities available for sale and held to maturity	20,448	18,906	16,872	16,105	15,374
Loans, net of unearned income
Commercial	19,685	19,259	17,935	17,312	16,915
Commercial real estate	2,947	2,478	2,015	2,080	2,120
Consumer	16,673	16,195	15,641	15,280	14,673
Residential mortgage	6,739	5,742	4,855	4,683	4,354
Lease financing	2,937	2,978	3,041	3,216	3,182
Other	469	484	495	502	507

Total loans, net of unearned income	49,450	47,136	43,982	43,073	41,751
Loans held for sale	2,390	2,152	1,941	1,771	1,578
Federal funds sold and resale agreements	423	649	2,249	1,274	1,283
Other	3,046	3,098	2,937	2,302	1,746

Total interest-earning assets	75,757	71,941	67,981	64,525	61,732
Noninterest-earning assets
Allowance for loan and lease losses	(634)	(655)	(611)	(582)	(593)
Cash and due from banks	3,233	3,106	2,987	3,038	2,851
Other assets	12,720	13,167	13,005	11,791	11,372

Total assets	$91,076	$87,559	$83,362	$78,772	$75,362

Supplemental Average Balance Sheet Information
Loans excluding conduit	$47,351	$45,097	$41,871	$41,121	$40,074
Market Street Funding Corporation conduit	2,099	2,039	2,111	1,952	1,677

Total loans	$49,450	$47,136	$43,982	$43,073	$41,751

Loans excluding impact of Riggs	$46,610	$45,657
Riggs loans	2,840	1,479

Total loans	$49,450	$47,136

Trading Assets
Securities (a)	$1,734	$1,932	$1,883	$1,348	$1,003
Resale agreements (b)	411	411	1,249	184	155
Financial derivatives (c)	695	864	679	668	604

Total trading assets	$2,840	$3,207	$3,811	$2,200	$1,762

(a)	Included in “Interest-earning assets-Other” above.
(b)	Included in “Federal funds sold and resale agreements” above.
(c)	Included in “Noninterest-earning assets-Other assets” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$18,447	$17,482	$16,562	$16,328	$15,916
Demand	8,343	8,205	7,965	7,999	7,857
Savings	2,589	2,787	2,831	2,819	2,730
Retail certificates of deposit	12,143	11,215	10,296	9,761	9,100
Other time	2,306	1,484	902	892	825
Time deposits in foreign offices	2,061	2,477	2,373	1,628	1,561

Total interest-bearing deposits	45,889	43,650	40,929	39,427	37,989
Borrowed funds
Federal funds purchased	1,704	2,506	1,659	1,676	1,940
Repurchase agreements	2,137	2,405	2,306	1,906	1,158
Bank notes and senior debt	3,271	3,288	2,663	2,535	2,709
Subordinated debt	3,996	3,826	3,911	3,476	3,411
Commercial paper	3,316	2,438	2,344	1,947	1,679
Other	2,790	1,867	2,159	1,070	858

Total borrowed funds	17,214	16,330	15,042	12,610	11,755

Total interest-bearing liabilities	63,103	59,980	55,971	52,037	49,744
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity
Demand and other noninterest-bearing deposits	13,738	12,987	12,432	12,539	12,477
Allowance for unfunded loan commitments and letters of credit	84	78	76	96	84
Accrued expenses and other liabilities	5,408	6,095	6,856	6,283	5,470
Minority and noncontrolling interests in consolidated entities	518	526	527	501	466
Shareholders’ equity	8,225	7,893	7,500	7,316	7,121

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$91,076	$87,559	$83,362	$78,772	$75,362

Supplemental Average Balance Sheet Information
Interest-bearing deposits	$45,889	$43,650	$40,929	$39,427	$37,989
Demand and other noninterest-bearing deposits	13,738	12,987	12,432	12,539	12,477

Total deposits	$59,627	$56,637	$53,361	$51,966	$50,466

Transaction deposits	$40,528	$38,674	$36,959	$36,866	$36,250

Market Street Funding Corporation commercial paper	$2,553	$2,167	$2,125	$1,947	$1,679

Common shareholders’ equity	$8,217	$7,885	$7,492	$7,308	$7,113

Deposits excluding impact of Riggs	$56,234	$54,801
Riggs deposits	3,393	1,836

Total deposits	$59,627	$56,637

Trading Liabilities
Securities sold short (a)	$806	$750	$1,462	$401	$319
Repurchase agreements and other borrowings (b)	933	1,078	1,185	479	302
Financial derivatives (c)	814	909	667	664	575

Total trading liabilities	$2,553	$2,737	$3,314	$1,544	$1,196

(a)	Included in “Borrowed funds-Other” above.
(b)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(c)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Commercial
Retail/wholesale	$5,114	$5,295	$5,236	$4,961	$4,739
Manufacturing	4,321	4,498	4,327	3,944	3,870
Other service providers	2,173	2,198	1,820	1,787	1,648
Real estate related	2,492	2,520	2,179	2,104	2,096
Financial services	1,297	1,374	1,308	1,145	1,274
Health care	608	671	560	560	527
Other	4,098	3,447	3,043	2,937	2,961

Total commercial	20,103	20,003	18,473	17,438	17,115

Commercial real estate
Real estate projects	2,147	2,030	1,404	1,460	1,513
Mortgage	779	806	521	520	527

Total commercial real estate	2,926	2,836	1,925	1,980	2,040

Equipment lease financing	3,721	3,668	3,719	3,907	3,949

Total commercial lending	26,750	26,507	24,117	23,325	23,104

Consumer
Home equity	13,722	13,531	12,968	12,734	12,377
Automobile	931	874	854	836	842
Other	2,232	2,165	1,953	2,036	1,684

Total consumer	16,885	16,570	15,775	15,606	14,903

Residential mortgage	7,156	6,508	5,007	4,772	4,672
Vehicle lease financing	101	124	158	189	228
Other	474	455	489	505	504
Unearned income	(856)	(847)	(872)	(902)	(931)

Total, net of unearned income	$50,510	$49,317	$44,674	$43,495	$42,480

Supplemental Loan Information
Loans excluding conduit	$47,889	$47,125	$42,479	$41,243	$40,676
Market Street Funding Corporation conduit	2,621	2,192	2,195	2,252	1,804

Total loans	$50,510	$49,317	$44,674	$43,495	$42,480

	September 30 2005	September 30 2004

Commercial Lending Exposure (a)(b)
Investment grade or equivalent
$50 million or greater	16%	17%
$25 million to < $50 million	16%	16%
< $25 million	16%	14%
Non-investment grade
$50 million or greater	2%	2%
$25 million to < $50 million	13%	11%
<$25 million	37%	40%

Total	100%	100%

(a)	These statistics exclude the loans of Market Street Funding Corporation. The facilities extended by Market Street represent pools of granular obligations, structured to avoid excessive concentration of credit risk such that they attract an investment grade rating.
(b)	Exposure represents the sum of all loans, leases, commitments and letters of credit.

Consumer Loan Statistic (c)
Net charge-offs to average loans	.14%	.15%	.14%	.16%	.19%

(c)	Includes consumer and residential mortgage.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and

Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Beginning balance	$628	$600	$607	$581	$593
Charge-offs
Commercial	(16)	(16)	(12)	(15)	(13)
Commercial real estate
Consumer	(12)	(11)	(10)	(11)	(10)
Residential mortgage		(1)			(2)
Lease financing				(1)	(1)

Total charge-offs	(28)	(28)	(22)	(27)	(26)
Recoveries
Commercial (a)	8	62	6	9	9
Commercial real estate	1
Consumer	4	3	4	3	3
Residential mortgage
Lease financing		1		1	1

Total recoveries (a)	13	66	10	13	13
Net recoveries (charge-offs)
Commercial (a)	(8)	46	(6)	(6)	(4)
Commercial real estate	1
Consumer	(8)	(8)	(6)	(8)	(7)
Residential mortgage		(1)			(2)
Lease financing		1

Total net recoveries (charge-offs) (a)	(15)	38	(12)	(14)	(13)
Provision for (recoveries of) credit losses	16	(27)	8	19	13

Acquired allowance - Riggs		23
Net change in allowance for unfunded loan commitments and letters of credit	5	(6)	(3)	21	(12)

Ending balance	$634	$628	$600	$607	$581

(a) Second quarter 2005 amounts reflect the impact of a $53 million loan recovery during that period.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit
Three months ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Beginning balance	$84	$78	$75	$96	$84
Net change in allowance for unfunded loan commitments and letters of credit	(5)	6	3	(21)	12

Ending balance	$79	$84	$78	$75	$96

Net Unfunded Commitments

In millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Net unfunded commitments	$35,261	$33,925	$30,237	$30,306	$28,867

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Nonaccrual loans
Commercial	$86	$88	$83	$89	$96
Commercial real estate	11	11	11	14	10
Consumer	11	10	13	11	12
Residential mortgage	16	19	19	21	23
Lease financing	3	4	5	5	7

Total nonaccrual loans	127	132	131	140	148
Troubled debt restructured loan				3

Total nonperforming loans	127	132	131	143	148
Nonperforming loans held for sale (a)	1	2	2	3	2
Foreclosed and other assets
Lease financing	13	13	13	14	16
Residential mortgage	11	13	11	10	11
Other	4	4	5	5	7

Total foreclosed and other assets	28	30	29	29	34

Total nonperforming assets (b)	$156	$164	$162	$175	$184

Nonperforming loans to total loans	.25%	.27%	.29%	.33%	.35%
Nonperforming assets to total loans, loans held for sale and foreclosed assets	.29	.32	.35	.39	.42
Nonperforming assets to total assets	.17	.18	.19	.22	.24
(a) Includes troubled debt restructured loans held for sale.	$1	$2	$2	$2	$2
(b) Excludes equity management assets carried at estimated fair value (September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004 amounts include troubled debt restructured assets of $16 million, $15 million, $10 million, $11 million and $10 million, respectively).	$27	$31	$33	$32	$29

Change in Nonperforming Assets
In millions	Nine months ended

January 1, 2005	$175
Transferred from accrual	182
Returned to performing	(11)
Principal reductions and payoffs	(128)
Asset sales	(11)
Charge-offs and valuation adjustments	(51)

September 30, 2005	$156

THE PNC FINANCIAL SERVICES GROUP, INC.

Details	of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	September 30 2005	June 30 2005	March 31 2005	December 31 2004	September 30 2004

Consumer Banking
Nonperforming loans	$78	$74	$83	$89	$84
Foreclosed and other assets	9	10	10	11	11

Total	$87	$84	$93	$100	$95

Institutional Banking
Nonperforming loans	$48	$57	$46	$51	$60
Nonperforming loans held for sale	1	2	2	3	2
Foreclosed and other assets	18	18	17	17	20

Total	$67	$77	$65	$71	$82

Other (a)
Nonperforming loans	$1	$1	$2	$3	$4
Foreclosed and other assets	1	2	2	1	3

Total	$2	$3	$4	$4	$7

Consolidated Totals
Nonperforming loans	$127	$132	$131	$143	$148
Nonperforming loans held for sale	1	2	2	3	2
Foreclosed and other assets	28	30	29	29	34

Total	$156	$164	$162	$175	$184

Largest Nonperforming Assets at September 30, 2005 - in millions (b)

Ranking	Outstandings	Industry
1	$13	Air Transportation
2	11	Fabricated Metal Mfg.
3	7	Real Estate
4	5	Professional and Support Services
5	4	Plastic and Mineral Mfg.
6	4	Wholesale Nondurable Other
7	4	Private Households
8	3	Other Transportation
9	2	Professional and Support Services
10	2	Machinery Mfg.

Total	$55

As a percent of nonperforming assets
	35%

(a)	Represents residential mortgages related to PNC’s asset and liability management function.
(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Charge-off - Process of removing a loan or portion of a loan from a bank’s balance sheet because the loan is considered uncollectible. A charge-off is also recorded when a loan is transferred to held for sale and the loan’s market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody fund assets - All investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity – An estimate of the rate sensitivity of a firm’s economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., vulnerable to rising rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate interest income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies or generally accepted accounting principles. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with an institution’s target credit rating. As such, economic risk serves as a “common currency” of risk that allows an institution to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of business segments. These balances are assigned funding rates that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures, using the least-cost funding sources available.

GAAP – Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, nonaccrual loans held for sale, and foreclosed and other assets. Interest income does not accrue on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, lease financing, consumer, commercial real estate and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonaccrual loans held for sale or foreclosed and other assets. Interest income does not accrue on loans classified as nonperforming.

Recovery - Cash proceeds received on a loan that had previously been charged off. The amount received is credited to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common capital ratio - Common shareholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights) divided by assets less goodwill and other intangible assets (excluding mortgage servicing rights).

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, the interest income earned on tax-exempt assets is increased to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital - Tier 1 risk-based capital plus qualifying senior and subordinated debt, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve (shape of the yield curve, flat yield curve) - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds.

Business Segment Products and Services

Consumer Banking provides deposit, lending, brokerage, trust, investment management and cash management services to approximately 2.5 million consumer and small business customers. Our customers are serviced through 830 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located mainly in Pennsylvania, New Jersey, Ohio, Kentucky, Delaware and the Greater Washington, D.C. area, including Virginia and Maryland. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. Consumer Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Institutional Banking provides lending, treasury management, and capital markets-related products and services and commercial loan servicing to mid-sized corporations, government entities and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products include foreign exchange, derivatives, loan syndications and securities underwriting and distribution. Institutional Banking provides products and services generally within PNC’s primary geographic markets and provides certain products and services nationally.

BlackRock is one of the largest publicly traded investment management firms in the United States. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, cash management and alternative investment products. Mutual funds include the flagship fund families BlackRock Funds and BlackRock Liquidity Funds (formerly BlackRock Provident Institutional Funds). In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors.

PFPC is among the largest providers of mutual fund transfer agency and accounting and administration services in the United States. PFPC offers a wide range of fund processing services to the investment management industry and provides processing solutions to the international marketplace through its Ireland and Luxembourg operations.